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                                                                  Exhibit (j)(3)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference of our report dated December 11, 2001 with respect to the financial statements and financial highlights of the Galaxy Institutional Government Money Market Fund as of October 31, 2001 included in its Annual Report to Shareholders, in this Post-Effective Amendment No. 58 to the Registration Statement (Form N-1A, No. 33-04806).


                                       /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 30, 2002